                                                                    EXHIBIT 99.1

ACACIA RESEARCH CORPORATION

                                                           CONTACTS: Rob Stewart
                                                           Investor Relations
FOR RELEASE                                                Tel (949) 480-8300
November 13, 2002                                          Fax (949) 480-8301



                      ACACIA RESEARCH REPORTS THIRD QUARTER
                                FINANCIAL RESULTS

         Newport Beach, Calif. - (BUSINESS WIRE) - November 13, 2002 - Acacia Research Corporation (Nasdaq: ACRI) today reported third quarter financial results.

         Revenues for the third quarter of 2002 were $179,000 versus $10,831,000 in the comparable 2001 period. Third quarter 2002 revenues were comprised of V-chip licensing payments received by the company and revenues recognized by our CombiMatrix Corporation subsidiary from its U.S. Department of Defense and National Institutes of Health grants and product sales to a Japanese government institution.

         In addition, during the third quarter of 2002 our CombiMatrix Corporation subsidiary recorded $3,532,000 in deferred revenues pursuant to its agreements with Roche Diagnostics, GmbH ("Roche").

         The third quarter 2002 net loss from operations was $20,622,000 or $1.05 per share versus a net loss from operations of $2,827,000 or $0.15 per share in the comparable 2001 period.

         Results for the third quarter of 2002 include legal settlement charges totaling $18,471,000 related to CombiMatrix's settlement with Nanogen, Inc. on September 30, 2002. The charge includes accrued cash payments of $1,000,000 and the fair value of 4,016,364 CombiMatrix common shares issued pursuant to the terms of the settlement agreement. As a result of the settlement agreement, all litigation between the companies has been settled.

         Excluding non-cash stock compensation charges, the third quarter 2002 net loss from operations was $19,454,000 versus net income of $170,000 in the comparable 2001 period. Non-cash compensation charges after minority interests were $1,168,000 and $2,997,000 for the third quarter of 2002 and 2001, respectively and relate primarily to a step-up in value of our CombiMatrix subsidiary in connection with its proposed initial public offering in 2000.

{Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research on October 22, 2001 and distributed on December 5, 2001.}

FINANCIAL CONDITION
-------------------

         Total assets were $82.7 million as of September 30, 2002 as compared to $110.9 million as of December 31, 2001.

         Cash and short-term investments on a consolidated basis were $57.8 million as of September 30, 2002 as compared to $84.6 million as of December 31, 2001.

BUSINESS HIGHLIGHTS
-------------------

         Business highlights of the third quarter include:

         o In July 2002, Acacia executed a license agreement with Loewe Opta GmbH, whereby Acacia will receive payment and grant a non-exclusive license of its patented V-chip technology to Loewe Opta GmbH, a manufacturer of televisions sold under the Loewe brand name.

         o In July 2002, CombiMatrix completed a prototype electrochemical detection system and delivered the system to the U.S. Department of Defense. CombiMatrix developed its sensor technology through grants from the U.S. Department of Defense. The focus of the grants was aimed at developing an ultrasensitive hand-held biochip system for detecting the deployment of chemical and biological warfare agents.

         o In September 2002, CombiMatrix expanded its strategic alliance with Roche. The amended agreement grants Roche rights to manufacture CombiMatrix's custom and catalog DNA microarray chips in addition to its rights to distribute and sell CombiMatrix's technology worldwide. CombiMatrix will receive additional payments under the amended agreement from Roche for granting manufacturing rights and the transfer of manufacturing know-how. CombiMatrix will also receive R&D and milestone payments upon the fulfillment of certain conditions.

         o On September 30, 2002, CombiMatrix entered into an agreement with Nanogen to settle all litigation pending between the two companies. o As part of the settlement , Nanogen waived all rights to make any claims of any type, regarding the patents.

              CombiMatrix issued to Nanogen approximately 4 million shares of its common stock, or 17.5% of its outstanding shares post-issuance and agreed to pay Nanogen $500,000 within 30 days following the settlement and an additional $500,000 within one year following the settlement. CombiMatrix will also pay Nanogen a minimum of $37,500 per quarter for the period October 1, 2003 through October 1, 2004 and $25,000 per quarter thereafter until the patents expire in 2018. These payments may increase to a maximum $1.5 million annually, based on 12.5% of the first $12 million of CombiMatrix's annual net payments received from product sales. No payments to Nanogen are required from revenues resulting from upfront licensing, research and development or milestone payments.

         o In September 2002, a motion for summary judgment was granted by the U.S. District Court for the District of Connecticut finding that television manufacturers named in Soundview's Connecticut lawsuit do not infringe Soundview's V-chip patent. The suit involves Soundview's U.S. Patent No. 4,554,584, which relates to television video and audio blanking technology, commonly known as "V-chip" technology. We are currently exploring strategies in response to this ruling and intend to appeal it. The ruling has no effect on the revenues that we have received from current licensees of our patented V-chip technology. Further, none of the revenues that we have received are contingent upon any court rulings or the future outcome of any litigation with unlicensed television manufacturers. Soundview continues to pursue its antitrust claim against the defendants.

         o In August 2002, Soundview Technologies filed a federal patent infringement lawsuit against seventeen television manufacturers in the United States District Court for the District of Nevada. In this lawsuit, Soundview alleges that television sets fitted with V-chips and sold in the United States infringe Soundview Technologies' patent. As a result of the summary judgment ruling in the case before the United States District Court for the District of Connecticut, in October 2002, Soundview Technologies voluntarily filed to dismiss, without prejudice, the Nevada infringement lawsuit. By voluntarily dismissing this lawsuit at this time, Soundview Technologies will be able to refile the action in the event that a favorable final decision is reached with respect to the issue of infringement in the Connecticut lawsuit.

         A conference call is scheduled for today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The conference call will include a review of financial results for the third quarter and a discussion of business developments. Shareholders, analysts and reporters are welcome to participate. Paul R. Ryan, Chairman and CEO of Acacia Research, Robert "Chip" Harris, President, and Amit Kumar, Ph.D., CEO of CombiMatrix Corporation will host the call.

         To listen to the presentation by phone, dial (800) 388-8975 for domestic callers and (973) 694-2225 for international callers. A replay of the audio presentation will be available for 30 days at (800) 428-6051 for domestic callers and (973) 709-2089 for international callers, both of whom will need to enter the code 268570 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops licenses and provides products for the life science and media technology sectors. Acacia licenses its V-chip technology to television manufacturers and owns pioneering technology for digital streaming and video-on-demand. Acacia's CombiMatrix subsidiary is developing a biochip technology for the life science market. Acacia Research's website is located at www.acaciaresearch.com.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                       ACACIA RESEARCH CORPORATION (ACRI)
                          SUMMARY FINANCIAL INFORMATION
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION
(IN THOUSANDS)
                                      SEPTEMBER 30,      DECEMBER 31,
                                         2002               2001
                                       ---------         ---------
Total Assets                           $  82,724         $ 110,859
                                       =========         =========
Total Liabilities                      $  26,107         $  19,824
                                       =========         =========
Minority Interests                     $  35,047         $  32,303
                                       =========         =========
Total Stockholders' Equity             $  21,570         $  58,732
                                       =========         =========


CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                 THREE MONTHS ENDED
                                                            -----------------------------
                                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                                 2002           2001
                                                            -------------   -------------
Revenues:
     License fee income                                     $         43    $     10,740
     Product revenue                                                  23              --
     Grant revenue                                                   113              91
                                                            -------------   -------------

     Total revenues                                                  179          10,831
                                                            -------------   -------------

Operating expenses:
     Cost of sales                                                     6              --
     Research and development expenses                             6,449           4,153
     Non-cash stock compensation
     expense - research and development                              753           1,712
     Marketing, general and administrative expenses                4,727           8,522
     Non-cash stock compensation
     expense - marketing, general and administrative               1,263           3,486
     Amortization of patents and goodwill                            550             654
     Legal settlement charge                                      18,471              --

                                                            -------------   -------------
     Total operating expenses                                     32,219          18,527
                                                            -------------   -------------

     Operating loss                                              (32,040)         (7,696)
                                                            -------------   -------------

     Total other (expense) income                                 (2,749)            796
                                                            -------------   -------------

Loss from continuing operations
     before income taxes and minority interests                  (34,789)         (6,900)

Benefit (provision) for income taxes                                 287            (778)
                                                            -------------   -------------

Loss from continuing operations before minority interests        (34,502)         (7,678)

Minority interests                                                14,080           4,851
                                                            -------------   -------------

Loss from continuing operations                                  (20,422)         (2,827)

Discontinued operations
     Estimated loss on disposal of Soundbreak.com                   (200)             --
                                                            -------------   -------------

Net loss                                                    $    (20,622)   $     (2,827)
                                                            =============   =============


Loss per common share:
     Basic and diluted
     Loss from continuing operations                        $      (1.04)   $      (0.15)
     Loss from discontinued operations                             (0.01)             --
                                                            -------------   -------------
     Net loss                                               $      (1.05)   $      (0.15)
                                                            =============   =============

Weighted average number of common and potential
  common shares outstanding used in computation of
  loss per share:
     Basic and diluted                                        19,640,808      19,525,807
                                                            =============   =============



{Note: All share and per-share information has been adjusted retroactively to reflect the 10% stock dividend declared by Acacia Research on October 22, 2001 and distributed on December 5, 2001.}